Exhibit 99.02

 December 10, 2024  Announces Acquisition of MoneyLion

 Copyright © 2024 Gen Digital Inc. All rights reserved.  2  Forward Looking Statements  Certain statements herein and the documents incorporated herein by reference may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Rule 175 promulgated thereunder, and Section 21E of the Exchange Act and Rule 3b-6 promulgated thereunder, which statements involve inherent risks and uncertainties. Examples of forward-looking statements include, but are not limited to, statements regarding the outlook and expectations of MoneyLion and Gen Digital, respectively, with respect to the proposed transaction, the strategic benefits and financial benefits of the proposed transaction, including the expected impact of the proposed transaction on the combined company’s future financial performance (including anticipated accretion to earnings per share, the tangible book value earn-back period and other operating and return metrics), the timing of the closing of the proposed transaction, and the ability to successfully integrate the combined businesses. Such statements are often characterized by the use of qualified words (and their derivatives) such as “may,” “will,” “anticipate,” “could,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “project,” “predict,” “potential,” “assume,” “forecast,” “target,” “budget,” “outlook,” “trend,” “guidance,” “objective,” “goal,” “strategy,” “opportunity,” and “intend,” as well as words of similar meaning or other statements concerning opinions or judgments of MoneyLion, Gen Digital or their respective management about future events. Forward-looking statements are based on assumptions as of the time they are made and are subject to risks, uncertainties and other factors that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results expressed or implied by such forward-looking statements. Such risks, uncertainties and assumptions, include, among others, the following:  the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the Merger Agreement;  the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction) and the possibility that the proposed transaction does not close when expected or at all because required regulatory approval, the approval by MoneyLion’s stockholders, or other approvals and the other conditions to closing are not received or satisfied on a timely basis or at all;  the possibility that the milestone may not be met and that payment may not be made with respect to the contingent value rights;  the possibility that the contingent value rights may not meet the applicable listing requirements or be accepted for listing on the Nasdaq Stock Market LLC;   the outcome of any legal proceedings that may be instituted against MoneyLion, Gen Digital or the combined company;   the possibility that the anticipated benefits of the proposed transaction, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of changes in, or problems arising from, general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which MoneyLion or Gen Digital operate;  the possibility that the integration of the two companies may be more difficult, time-consuming or costly than expected;  the possibility that the proposed transaction may be more expensive or take longer to complete than anticipated, including as a result of unexpected factors or events;  the diversion of management’s attention from ongoing business operations and opportunities;  potential adverse reactions of MoneyLion’s or Gen Digital’s customers or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction;  changes in MoneyLion’s or Gen Digital’s share price before closing;  risks relating to the potential dilutive effect of shares of Gen Digital’s common stock that may be issued pursuant to certain contingent value rights issued in connection with the proposed transaction; and  other factors that may affect future results of MoneyLion, Gen Digital or the combined company.     These factors are not necessarily all of the factors that could cause MoneyLion’s, Gen Digital’s or the combined company’s actual results, performance or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other factors, including unknown or unpredictable factors, also could harm MoneyLion’s, Gen Digital’s or the combined company’s results.     Although each of MoneyLion and Gen Digital believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results of MoneyLion or Gen Digital will not differ materially from any projected future results expressed or implied by such forward-looking statements. Additional factors that could cause results to differ materially from those described above can be found in MoneyLion’s most recent annual report on Form 10-K for the fiscal year ended December 31, 2023, quarterly reports on Form 10-Q, and other documents subsequently filed by MoneyLion with the SEC and Gen Digital’s most recent annual report on Form 10-K for the fiscal year ended March 29, 2024, quarterly reports on Form 10-Q, and other documents subsequently filed by Gen Digital with the SEC. The actual results anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on MoneyLion, Gen Digital or their respective businesses or operations. Investors are cautioned not to rely too heavily on any such forward-looking statements. Forward-looking statements speak only as of the date they are made and MoneyLion and Gen Digital undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

 Copyright © 2024 Gen Digital Inc. All rights reserved.  3  Brings an AI recommendation engine, enhanced by Gen’s user base, that powers a scaled financial marketplace platform  Diversifies Gen’s customer base with consumers in earlier stages of their financial lives, expanding top of funnel  Expands into full lifecycle of credit and financial wellness offerings for consumers  More than doubles addressable market to $50B+ and reinforces long-term financial model  Strategically accelerates Gen’s presence in financial wellness and expands our consumer portfolio  Combines security, identity and financial data to enhance personalization, improving user digital and financial health

Transaction overview

Transaction structure

$82 / share (Cash)

+

$23 / share (CVR) (1)

Contingent Value Right ("CVR") issuable at closing and payable in Gen shares (issuable based on an assumed share price of $30.48) if Gen 30 consecutive trading day average volume-weighted average share price reaches $37.50 during the period from December 10, 2024 through the 24-month period after the transaction close.

Financial impact

- Estimated cash payment at close of ~$1B
- Estimated purchase price at 9-11x NTM EBITDA(2) before synergies
- Accretive to Non-GAAP EPS
- Reinforces Gen's long-term financial model
- Gen re-affirms commitment of net leverage <3x EBITDA(3) by FY27

Approvals & timing

- Unanimously approved by the Boards of Directors of both Gen and MoneyLion
- Subject to approval by MoneyLion shareholders
- Expected to close in H1 FY26, subject to regulatory approvals and other customary closing conditions

(1) Please refer to slide 11 for additional details on CVR
(2) EBITDA based on street consensus (FactSet), multiple based on cash value and cash + $23 CVR face value
(3) Using Covenant Debt EBITDA (Non-GAAP)

Gen

Copyright © 2024 Gen Digital Inc. All rights reserved.
4

MoneyLion

THE FIRST CONSUMER FINANCE DIGITAL ECOSYSTEM & THE ULTIMATE FINANCIAL MARKETPLACE

Personal Financial Management (PFM)

- AI Powered PFM Insights
- Money / Adjacent Content and Community
- Banking – Direct Deposit, Early Paycheck
- Credit Monitoring
- Rewards
- Investing – Managed Portfolio, Single Stock Investing
- WOW Premium Membership – Cashback rewards
- Cash Advance
- Games
- Round Ups
- Credit Builder Loans
- Peer to Peer Payments

Marketplace Products & Offers

- Loans – Personal, Student, Auto, Home
- Insurance – Auto, Life, Home
- Credit Cards
- High Yield Savings
- Home – Get Repairs, Save on Utilities
- Earn – Side Hustles
- Auto – Rent, Buy / Sell
- Credit Builder Loans
- Education – Student Loan Refi
- Travel
- Crypto
- Tax Preparation

Financial Profile (1)

LTM Q3 CY2024

Revenue & Growth

$500M

+23% Y/Y

Adj. EBITDA Margin

17%

Total Customers

18.7M

Marketplace Inquiries (Q3)

~90M / quarter

Gen

(1) For financial reconciliations, please refer to MoneyLion's Q3 2024 Earnings Presentation found at: investors.moneylion.com

Copyright © 2024 Gen Digital Inc. All rights reserved.

5

Transaction significantly expands TAM to $50B+


Cyber Safety
(shared in Nov 2023)
Consumer
Digital Finance
2x
Expansion
Financial & Credit
Monitoring
$13B
$22B
2020
Low-to-Mid
Single Digit
CAGR
2023
Mid-Single
Digit CAGR
2025+
Mid-to-High
Single Digit
CAGR

TAM expansion into **Consumer Digital Finance** and **Financial Marketplace**, growing high single to double digits (1)

Expanded TAM of **$30B+** includes:

- Personal financial management
- Financial marketplaces
- Digital banking services

(1) Sources: company public filings, IDC, Gartner, Javelin Strategy & Research, GlobalInfoResearch, Maia Research, Wall Street equity research reports, US Census Group, Boston Consulting Group, Gen estimates.

Gen

Copyright © 2024 Gen Digital Inc. All rights reserved.

6

Copyright © 2024 Gen Digital Inc. All rights reserved.  7  Gen's expanding consumer portfolio  Anti-Virus  Backup  Parental Control  Utilities  Anti-Scam  VPN  Privacy Monitor  Anti-Track  Private Browser  Monitoring & Alerts  ID Rest. & Legal  Fraud Prevention  Home Title  Insurance  Reputation  Digital Vault  Credit Builder  Banking Services  Marketplace  Password Manager  Cyber Safety Assistant  Financial Mgmt.  Protect my identity and finances  Manage and grow my finances  Secure my family against cyber threats   Safeguard my personal data  Invest & Plan  Estate Planning

 Copyright © 2024 Gen Digital Inc. All rights reserved.  8  Powering Digital Freedom  We create innovative and easy-to-use technology solutions that help people grow, manage, and secure their digital and financial lives.  Mission  Purpose

 Copyright © 2024 Gen Digital Inc. All rights reserved.  9  Additional Important Information  No Offer or SolicitationThis communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.     Additional Information about the Proposed Acquisition and Where to Find It  In connection with the proposed transaction, Gen Digital intends to file with the SEC a Registration Statement on Form S-4 (the “Registration Statement”) to register the contingent value rights to be issued by Gen Digital in connection with the proposed transaction and that will include a proxy statement of MoneyLion and a prospectus of Gen Digital (the “Proxy Statement/Prospectus”), and each of MoneyLion and Gen Digital may file with the SEC other relevant documents concerning the proposed transaction. A definitive Proxy Statement/Prospectus will be sent to the stockholders of MoneyLion to seek their approval of the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND STOCKHOLDERS OF MONEYLION ARE URGED TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MONEYLION, GEN DIGITAL AND THE PROPOSED TRANSACTION AND RELATED MATTERS.     A copy of the Registration Statement, Proxy Statement/Prospectus, as well as other filings containing information about MoneyLion and Gen Digital, may be obtained, free of charge, at the SEC’s website (http://www.sec.gov). You will also be able to obtain these documents, when they are filed, free of charge, from MoneyLion by accessing MoneyLion’s website at https://investors.moneylion.com or from Gen Digital by accessing Gen Digital’s website at https://investor.gendigital.com/overview/default.aspx. Copies of the Registration Statement, the Proxy Statement/Prospectus and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Sean Horgan, Head of Investor Relations, at shorgan@moneylion.com, or by calling (332) 258-7621, or to Gen Digital by directing a request to Gen Digital’s Investor Relations department at 60 East Rip Salado Parkway, Suite 1000, Tempe, AZ 85281 or by calling (650) 527-8000 or emailing IR@gendigital.com. The information on MoneyLion’s or Gen Digital’s respective websites is not, and shall not be deemed to be, a part of this communication or incorporated into other filings either company makes with the SEC.     Participants in the SolicitationMoneyLion, Gen Digital and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the stockholders of MoneyLion in connection with the proposed transaction. Information about the interests of the directors and executive officers of MoneyLion and Gen Digital and other persons who may be deemed to be participants in the solicitation of stockholders of MoneyLion in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Proxy Statement/Prospectus related to the proposed transaction, which will be filed with the SEC. Information about the directors and executive officers of MoneyLion and their ownership of MoneyLion common stock and MoneyLion’s transactions with related persons is also set forth in the sections entitled “Executive Officers,” “Corporate Governance,” “Certain Relationships and Related Party Transactions,” “Executive and Director Compensation” and “Beneficial Ownership of Securities” included in the definitive proxy statement for MoneyLion’s 2024 Annual Meeting of Shareholders, as filed with the SEC on Schedule 14A on April 29, 2024. Information about the directors and executive officers of MoneyLion, their ownership of MoneyLion common stock, and MoneyLion’s transactions with related persons is set forth in the sections entitled “Directors, Executive Officers and Corporate Governance,” “Executive Compensation,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” and “Certain Relationships and Related Transactions, and Director Independence” included in MoneyLion’s annual report on Form 10‑K for the fiscal year ended December 31, 2023, which was filed with the SEC on March 7, 2024. Information about the directors and executive officers of Gen Digital, their ownership of Gen Digital common stock, and Gen Digital’s transactions with related persons is set forth in the sections entitled “Corporate Governance,” “The Board and Its Committees,” “Director Nominations and Communication with Directors,” “Our Executive Officers,” “Security Ownership of Certain Beneficial Owners and Management,” “Executive Compensation and Related Information,” and “Certain Relationships and Related Transactions” included in Gen Digital’s definitive proxy statement in connection with its 2024 Annual Meeting of Stockholders, as filed with the SEC on July 29, 2024.

 Copyright © 2024 Gen Digital Inc. All rights reserved.  10  Appendix

 Copyright © 2024 Gen Digital Inc. All rights reserved.  11  Contingent Value Right (“CVR”) key terms  CVR Definition & Listing  Grants the right to receive a contingent payment in the form of Gen Common Stock.  CVRs will be freely tradeable and Gen intends to cause the CVRs to be listed on the Nasdaq.  Payment  If either (a) the Milestone is achieved before the Milestone Expiration or (b) there is a Change of Control of Gen before the Milestone Expiration, the Holder will receive $23.00 in Gen Common Stock per CVR, without interest, based on an assumed Gen share price of $30.48.   If the Milestone does not occur or is achieved on or after the Milestone Expiration and there is no Change of Control prior to the Milestone Expiration, the payment per CVR will be $0.  Milestone  The Milestone is triggered if the average volume-weighted average price of Gen's Common Stock over 30 consecutive trading days reaches or exceeds $37.50 from December 10, 2024 until 24 months after close.  Expiration  The CVR remains in effect for two (2) years from the closing date of the transaction, subject to the achievement of the Milestone or a Change of Control.  For additional details, please consult the Merger Agreement (including the form of CVR attached thereto)